Exhibit 99.1
NEWS RELEASE	CONTACT: Jason Korstange (952) 745-2755
FOR IMMEDIATE RELEASE
200 Lake Street East, Wayzata, MN 55391-1693

TCF Announces Preferred Stock Offering; Intention to

 Redeem Trust Preferred Securities

WAYZATA, MN, June 18, 2012 – TCF Financial Corporation (“TCF”) (NYSE:TCB) today announced it has commenced an underwritten registered public offering of depositary shares, each representing a 1/1,000th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock, par value $.01 per share (“Preferred Stock”).  TCF intends to grant the underwriters a 30-day option to purchase additional depositary shares to cover over-allotments, if any.  Morgan Stanley & Co. LLC and UBS Securities LLC are acting as joint book-running managers.  RBC Capital Markets, LLC and Stifel, Nicolaus & Company, Incorporated will serve as co-managers.

The shares will be offered pursuant to a prospectus supplement filed as part of a shelf registration statement filed with the Securities and Exchange Commission on Form S-3.

TCF also announced that it expects to use a portion of the proceeds of the offering to redeem all of its $115,010,000 aggregate principal amount of 10.75% Junior Subordinated Notes, Series I (the “Notes”) held by TCF Capital I (the “Trust”), with the Trust simultaneously redeeming all of its $115,000,000 aggregate principal amount of 10.75% Capital Securities, Series I (“Trust Preferred Securities”) and $10,000 aggregate principal amount of 10.75%

Common Securities, Series I.  The Notes mature on August 15, 2068.  The Trust Preferred Securities and Trust Common Securities have no stated maturity, but are to be redeemed upon redemption of the Notes.  TCF expects to use any remaining net proceeds from the sale of the depositary shares for general corporate purposes, which may include capital to support asset growth.

The Notes are redeemable for a 90-day period upon the occurrence of a “capital treatment event,” as that term is defined in the Indenture for the Notes.  The Board of Governors of the Federal Reserve (the “Federal Reserve”) on June 7, 2012 approved for publication in the federal register a notice of proposed rulemaking entitled Regulatory Capital Rules: Regulatory Capital, Implementation of Basel III, Minimum Regulatory Capital Ratios, Capital Adequacy, Transition Provisions, and Prompt Corrective Action (the “Notice”).  TCF has determined that the Federal Reserve’s approval for publication of the Notice constituted a “capital treatment event.”  TCF received approval from the Federal Reserve Board to use the proceeds from the offering to redeem the Notes.

   This announcement does not constitute a notice of redemption with respect to the Notes, the Trust Preferred Securities or the Trust Common Securities.  In addition, this announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from Morgan Stanley & Co. LLC at 180 Varick Street, New York, NY 10014, Attention: Prospectus Delivery Department, or by telephone at 866-718-1649 and from UBS Securities LLC at 299 Park Avenue, New York, NY 10171, Attention: Prospectus Specialist, or by telephone at 877-827-6444, ext. 5613884.

About TCF Financial Corporation

TCF is a Wayzata, Minnesota-based national bank holding company with $17.8 billion in total assets at March 31, 2012. The company has over 430 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business and leverage lending in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in over 30 states.

Safe Harbor for Forward-Looking Information

This press release may contain projections and other “forward-looking” statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements deal with future results, plans or performance.  We caution you that such statements are predictions and that actual events or results may differ materially.  TCF’s expected financial results or other plans are subject to a number of risks and uncertainties.  Please see the forward-looking statement disclosure contained in the preliminary prospectus supplement relating to the depositary shares dated as of the date hereof for more information about risks and uncertainties.  Forward-looking statements speak only as of the date made and TCF undertakes no duty to update the information.

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